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                              DORSEY & WHITNEY LLP

 MINNEAPOLIS                 PILLSBURY CENTER SOUTH                   BILLINGS

  NEW YORK                    220 SOUTH SIXTH STREET                GREAT FALLS

  SEATTLE                MINNEAPOLIS, MINNESOTA 55402-1498            MISSOULA

   DENVER                   TELEPHONE: (612) 340-2600                 BRUSSELS

WASHINGTON, D.C.               FAX: (612) 340-2868                     FARGO

  DES MOINES                                                         HONG KONG

  ANCHORAGE                                                          ROCHESTER

   LONDON                                                         SALT LAKE CITY

 COSTA MESA                                                          VANCOUVER


Advantus Real Estate Securities Fund, Inc.
400 Robert Street North
St. Paul, Minnesota 55101

Ladies and Gentlemen:

          We have acted as counsel to Advantus Real Estate Securities Fund, Inc., a Minnesota corporation (the "Fund"), in connection with a Registration Statement on Form N-1A (File Nos. 333-68669) (the "Registration Statement") relating to the sale by the Fund of an indefinite number of shares of the Fund's Class A Common Shares with a par value of $.01 per share (the "Shares").

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering out opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Fund, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Fund and of public officials. We have also assumed that the Shares will be issued and sold as described in the Registration Statement.

          Based on the foregoing, we are of the opinion that upon issuance, delivery and payment for the Shares as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.


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                              DORSEY & WHITNEY LLP


Advantus Real Estate Securities Fund, Inc.
February 22, 2000
Page 2


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Service Providers" in the Prospectus and under the caption "Investment Advisory and Other Services" in the Statement of Additional Information, each constituting part of the Registration Statement.

Dated: February 22, 2000


                                      Very truly yours,

                                      /s/ Dorsey & Whitney LLP

                                      Dorsey & Whitney LLP


MJR